                                                                       EXHIBIT A

                             RESTRUCTURING AGREEMENT

                                   dated as of

                                December 30, 2005

                                      among

                        THE HANOVER INSURANCE GROUP, INC.
                        (ALLMERICA FINANCIAL CORPORATION)

                 ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY
                                     COMPANY

                                       and

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01. DEFINITIONS                                                     1

                                    ARTICLE 2
         TRANSFER OF SUBSIDIARIES AND ASSETS; ASSUMPTION OF LIABILITIES

Section 2.01. DIVIDEND OF SELLER RETAINED SUBSIDIARIES                        3
Section 2.02. TRANSFER OF ASSETS                                              3
Section 2.03. ASSUMPTION OF LIABILITIES                                       4
Section 2.04. RETAINED LIABILITIES                                            4
Section 2.05. ASSIGNMENT OF CONTRACTS AND RIGHTS                              4

                                    ARTICLE 3
                                OTHER AGREEMENTS

Section 3.01. BOOKS AND RECORDS                                               5
Section 3.02. REASONABLE BEST EFFORTS; FURTHER ASSURANCES;
              POWER-OF-ATTORNEY                                               6
Section 3.03. TRANSITION SERVICES                                             7

                                    ARTICLE 4
                                  MISCELLANEOUS

Section 4.01. TERMINATION                                                     7
Section 4.02. RELEASES                                                        7
Section 4.03. NOTICES                                                         8
Section 4.04. EXPENSES                                                        9
Section 4.05. AMENDMENTS; NO WAIVERS                                          9
Section 4.06. SUCCESSORS AND ASSIGNS                                          9
Section 4.07. THIRD-PARTY BENEFICIARIES                                       9
Section 4.08. GOVERNING LAW                                                   9
Section 4.09. JURISDICTION                                                   10
Section 4.10. WAIVER OF JURY TRIAL                                           10
Section 4.11. COUNTERPARTS; EFFECTIVENESS                                    10
Section 4.12. ENTIRE AGREEMENT                                               10
Section 4.13. CAPTIONS                                                       10
Section 4.14. SEVERABILITY                                                   10

Schedule 1.01    - Seller Retained Subsidiaries
Schedule 2.02(a) - AFLIAC Transferred Assets
Schedule 2.02(b) - AFC Transferred Assets
Schedule 2.03(a) - AFLIAC Assumed Liabilities
Schedule 2.03(b) - AFC Assumed Liabilities
Schedule 4.02    - Releases

                             RESTRUCTURING AGREEMENT

     RESTRUCTURING AGREEMENT dated as of December 30, 2005, among The Hanover Insurance Group, Inc. (formerly Allmerica Financial Corporation), a Delaware corporation ("SELLER" or "AFC"), Allmerica Financial Life Insurance and Annuity Company, a stock insurance corporation incorporated in Massachusetts and a wholly-owned subsidiary of Seller (the "COMPANY"), and First Allmerica Financial Life Insurance Company, a stock insurance corporation incorporated in Massachusetts and a wholly-owned subsidiary of the Company ("FAFLIC").

                                    RECITALS:

     WHEREAS, Seller and The Goldman Sachs Group, Inc., a Delaware corporation ("BUYER"), have entered into a Stock Purchase Agreement dated as of August 22, 2005 (the "SPA"), providing for the acquisition of the Company by Buyer; and

     WHEREAS, as part of the Transactions (as defined in the SPA), and as a condition precedent to the acquisition of the Company under the SPA, the parties hereto will consummate the transactions contemplated by this Agreement prior to the closing under the SPA.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. DEFINITIONS. (a) Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to such terms in the SPA.

     (b) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED the Company shall not be considered an Affiliate of Seller or any Seller Retained Subsidiary from and after the Closing.

     "SELLER RETAINED SUBSIDIARIES" means each Subsidiary of the Company, including those listed on Schedule 1.01.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person. For the avoidance of

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doubt, neither Allmerica Investment Trust nor Allmerica Securities Trust is a
Subsidiary of the Company.

     "TRANSACTION AGREEMENTS" means the SPA, this Agreement, and the other Ancillary Agreements.

     (c) The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement, or if not defined herein, as defined in the SPA. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (d) Each of the following terms is defined in the Section set forth opposite such term:

TERM                              SECTION
----                              -------
AFC                              Preamble
AFC Assumed Liabilities          2.03(b)
AFC Retained Liabilities         2.04(b)
AFC Transferred Assets           2.02(b)
AFLIAC Assumed Liabilities       2.03(a)
AFLIAC Retained Liabilities      2.04(a)
AFLIAC Transferred Assets        2.02(a)
Buyer                            Recitals
Company                          Preamble
FAFLIC                           Preamble
PCG Records                      2.02(a)
Principals                       3.02(c)

TERM                                 SECTION
----                                 -------
Seller                           Preamble
SPA                              Recitals
Transfer Time                    2.01(b)
VeraVest Producer Records        Schedule 2.02(a)

                                    ARTICLE 2
         TRANSFER OF SUBSIDIARIES AND ASSETS; ASSUMPTION OF LIABILITIES

     Section 2.01. DIVIDEND OF SELLER RETAINED SUBSIDIARIES. (a) At or prior to the Transfer Time and upon the terms and conditions of this Agreement, the Company shall contribute to FAFLIC all of the outstanding shares of capital stock, or other ownership interests in, each of the Seller Retained Subsidiaries (other than (i) FAFLIC and any of its Subsidiaries, (ii) VeraVest and (iii) AFIMS).

     (b) At a time (the "TRANSFER TIME") prior to the Closing and upon the terms and subject to the conditions of this Agreement, the Company shall distribute by means of a dividend to Seller all of the outstanding shares of capital stock of
(i) FAFLIC, (ii) VeraVest and (iii) AFIMS.

     Section 2.02. TRANSFER OF ASSETS. Except as otherwise provided herein, at or prior to the Transfer Time and upon the terms and subject to the conditions of this Agreement, FAFLIC and Seller shall, and shall cause any of their Affiliates to take all actions necessary to cause the conveyance, transfer, assignment and delivery to the Company of all of the right, title and interest of FAFLIC, Seller and any such Affiliates in any and all assets, properties and rights, real, personal or mixed, tangible and intangible, wherever located, that are set forth on Schedule 2.02(a) (the "AFLIAC TRANSFERRED ASSETS"). Notwithstanding the foregoing, the VeraVest Producer Records shall not be transferred to the Company at the Closing; PROVIDED that the data contained in the VeraVest Producer Records regarding the individuals in the "Preferred Client Group" ("PCG RECORDS") shall be transferred to the Company thereafter, but only upon the written request of the Company, including the written commitment of the Company and the Buyer (on the behalf of itself and its Affiliates) in form and substance satisfactory to VeraVest to use the PCG Records only for the purpose of administering the Core Business and otherwise in compliance with the applicable privacy policy of VeraVest, including restrictions on the marketing of products or services to such policyholders by non-affiliated third parties, with such use subject to the right of VeraVest to obtain equitable relief from the Company and the Buyer for any violation thereof.

     (b) Except as otherwise provided herein, at or prior to the Transfer Time and upon the terms and subject to the conditions of this Agreement, the Company shall take or shall cause to be taken all actions necessary to cause the conveyance, transfer, assignment and delivery to FAFLIC (or another Seller Retained

Subsidiary designated by FAFLIC) of all of the right, title and interest of the Company in any and all the assets, properties and rights, real, personal or mixed, tangible and intangible, wherever located, that are set forth on Schedule 2.02(b) (the "AFC TRANSFERRED ASSETS").

     Section 2.03. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, the Company agrees to assume at or prior to the Transfer Time the Liabilities set forth on Schedule 2.03(a) hereto (the "AFLIAC ASSUMED LIABILITIES").

     (b) Upon the terms and subject to the conditions of this Agreement, FAFLIC (or another Seller Retained Subsidiary designated by FAFLIC) agrees to assume at or prior to the Transfer Time the Liabilities set forth on Schedule 2.03(b) hereto (the "AFC ASSUMED LIABILITIES").

     Section 2.04. RETAINED LIABILITIES. Except as otherwise provided herein, in the SPA or in the Ancillary Agreements, FAFLIC, together with each other Seller Retained Subsidiary, assumes at or prior to the Transfer Time only the AFC Assumed Liabilities and does not assume any of the other Liabilities of the Company of whatever nature, whether presently in existence or arising hereafter. The Company agrees that all Liabilities of the Company other than the AFC Assumed Liabilities shall remain obligations and liabilities of the Company (including any such Liabilities which are subject to indemnification by Seller under the SPA) (all such other Liabilities being herein referred to as the "AFLIAC RETAINED LIABILITIES").

     (b) Except as otherwise provided herein, in the SPA or in the Ancillary Agreements, the Company assumes at or prior to the Transfer Time only the AFLIAC Assumed Liabilities and does not assume any of the other Liabilities of AFC, FAFLIC or any of their Affiliates of whatever nature, whether presently in existence or arising hereafter and AFC and FAFLIC, on behalf of themselves and each of their Affiliates, agree that all of their respective Liabilities other than the AFLIAC Assumed Liabilities shall remain obligations and liabilities of AFC, FAFLIC or such Affiliates, as applicable (all such other Liabilities being herein referred to as the "AFC RETAINED LIABILITIES").

     Section 2.05. ASSIGNMENT OF CONTRACTS AND RIGHTS. (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any AFLIAC Transferred Asset or AFC Transferred Asset, as the case may be, or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment (i) would violate applicable Law relating to copyrights or privacy of customer information or (ii) without the consent of a third party thereto, would constitute a breach or other contravention of such AFLIAC Transferred Asset or AFC Transferred Asset or in any way adversely affect the rights of the Company or any Seller Retained Subsidiary thereunder.

     (b) Seller, the Company and FAFLIC will use their reasonable best efforts to obtain the consent of any third parties to the conveyance, transfer, assignment and delivery of any such AFC Transferred Asset or any claim or right or any benefit arising thereunder to any Seller Retained Subsidiary as FAFLIC may request; PROVIDED that any costs and expenses incurred in connection with obtaining any such consents shall be shared as provided in Section 12.03(b)(i) of the SPA.

     (c) Seller, the Company and FAFLIC will use their reasonable best efforts to obtain the consent of any third parties to the conveyance, transfer, assignment and delivery of any such AFLIAC Transferred Asset or any claim or right or any benefit arising thereunder to the Company; PROVIDED that any costs and expenses incurred in connection with obtaining any such consents shall be shared as provided in Section 12.03(b)(i) of the SPA; and PROVIDED, FURTHER, that Seller shall give Buyer (1) reasonable advance notice if any such third-party consent is to be sought, and (2) a reasonable opportunity to participate in, and review, any written communication with any such third party.

     (d) If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Company or a Seller Retained Subsidiary thereunder so that the Company or a Seller Retained Subsidiary, as applicable, would not in fact receive all such rights, then Seller, the Company and FAFLIC will cooperate in a mutually agreeable arrangement under which the Company or a Seller Retained Subsidiary, as applicable, would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to the Company or a Seller Retained Subsidiary, or under which the Company would enforce for the benefit of a Seller Retained Subsidiary, with such Seller Retained Subsidiary assuming the Company's obligations, any and all rights of the Company against a third party thereto and vice versa.

     (e) The Company will promptly pay to FAFLIC (or such other Seller Retained Subsidiary as FAFLIC may designate) when received all monies received by the Company under any AFC Transferred Asset or any claim or right or any benefit arising thereunder; and Seller or its Affiliates will promptly pay to the Company (or such other Person as the Company may designate) when received all monies received by Seller or any of its Affiliates under any AFLIAC Transferred Asset or any claim or right or any benefit arising thereunder.

                                    ARTICLE 3
                                OTHER AGREEMENTS

     Section 3.01. BOOKS AND RECORDS. Except as would violate applicable Law relating to copyrights or privacy of customer information, prior to or as promptly as practicable after the Transfer Time or as otherwise specified in any Transaction Documents (but, to the extent required by applicable Insurance Laws, no later than the Closing), (x) the Company shall deliver to Seller (or to such Affiliate of Seller as Seller may designate) the relevant portions (or copies thereof) of all corporate books, records and data in the possession of the Company relating to Seller or any of its Affiliates, the businesses or affairs of the Seller or any of its Affiliates (after giving effect to the transactions contemplated hereby), AFC Transferred Assets or AFC Assumed Liabilities, and (y) Seller shall deliver to the Company (or such other Person as the Company may designate) the relevant portions (or copies thereof of all corporate books, records and data in the possession of Seller (or any of its Affiliates) relating to the AFLIAC Transferred Assets and the AFLIAC Assumed Liabilities, including, in each case, all active agreements, active litigation files and government filings. From and after the Transfer Time, all such books, records and copies shall be the property of Seller (or of such Affiliate of Seller as Seller may designate) or the Company (or such other Person as the Company may designate), as applicable.

     Section 3.02. REASONABLE BEST EFFORTS; FURTHER ASSURANCES;
POWER-OF-ATTORNEY.

     (a) Subject to the terms and conditions of this Agreement and the SPA, each of Seller, each Affiliate of the Seller and the Company will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of Seller, each Affiliate of the Seller and the Company agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest (x) in FAFLIC (or another Seller Retained Subsidiary), good and marketable title to the AFC Transferred Assets or (y) in the Company, good and marketable title to the AFLIAC Transferred Assets.

     (b) The Company hereby constitutes and appoints, effective as of the Transfer Time, FAFLIC and its successors and assigns as the true and lawful attorney of the Company with full power of substitution in the name of FAFLIC, or in the name of the Company but for the benefit of FAFLIC, in each case at the expense of FAFLIC (or another Seller Retained Subsidiary), (i) to collect for the account of FAFLIC (or any other Seller Retained Subsidiary) any items of AFC Transferred Assets and (ii) to institute and prosecute all proceedings which FAFLIC may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under AFC Transferred Assets, and to defend or compromise any and all actions, suits or proceedings in respect of AFC Transferred Assets or AFC Assumed Liabilities. FAFLIC shall be entitled to retain for its own account (or for the account of another Seller Retained Subsidiary) any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     (c) Each of Seller and any Affiliate of Seller (solely for purposes of this Section 3.02(c), the "PRINCIPALS") hereby constitutes and appoints, effective as of the Transfer Time, the Company and its successors and assigns as the true and lawful attorney of the Principals and each of them individually with full power of substitution in the name of the Company, or in the name of a Principal but for the benefit of the Company, in each case at the Company's expense, (i) to collect for the account of the Company any items of AFLIAC Transferred Assets and (ii) to institute and prosecute all proceedings which the Company may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under AFLIAC Transferred Assets, and to defend or compromise any and all actions, suits or proceedings in respect of AFLIAC Transferred Assets or AFLIAC Assumed Liabilities. The Company shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     Section 3.03. TRANSITION SERVICES. With respect to the provisions of certain transition services by Seller or its Affiliates to the Company after the Transfer Time, the parties hereto agree as set forth in the Transition Services Agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

     Section 4.01. TERMINATION. (a) In the event the SPA is terminated pursuant to its terms prior to the Transfer Time, this Agreement shall automatically and simultaneously terminate and the transactions contemplated by this Agreement shall automatically and simultaneously be abandoned and of no further force or effect without the approval of FAFLIC, the Company, Buyer and Seller.

     (b) In the event of such termination, there shall be no liability or obligation hereunder on the part of any parties, or any of their respective directors, officers, employees, Affiliates, advisors, agents, representatives, successors or assigns, to any other party pursuant to this Agreement.

     Section 4.02. RELEASES. Except as set forth on Schedule 4.02 or as provided in this Agreement, the SPA or any other Transaction Agreement, effective as of the Transfer Time, the Company, on the one hand, and Seller and each of its Affiliates, on the other hand, releases and forever discharges the other party and its Affiliates, and its respective directors, officers, employees and agents of and from all Liabilities against such other Person or any of its assigns which the releasing person has or ever had arising out of or relating to events, circumstances or actions taken by such other Person prior to the Transfer Time; PROVIDED that the foregoing release shall not affect either Person's right to enforce any of the agreements set forth on Schedule 4.02 or any Transaction Agreement in accordance with its terms.

     Section 4.03. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to the Company, to:

          Allmerica Financial Life Insurance and Annuity Company
          440 Lincoln Street
          Worcester, MA 01653
          Attention: President
          Fax:

          with a copy to:

          The Goldman Sachs Group, Inc.
          85 Broad Street
          New York, NY 10004
          Attention: Samuel Ramos
          Facsimile No.: (212) 902-4140

          and:

          Sullivan & Cromwell LLP
          125 Broad Street
          New York, NY 10004
          Attention: Stephen M. Kotran
          Facsimile No.: (212) 558-3588

     if to Seller and/or FAFLIC, to:

          The Hanover Insurance Group, Inc.
          440 Lincoln Street
          Worcester, MA 01653
          Attention: Chief Financial Officer
          Facsimile No.: (508) 855-4640

          and:

          Allmerica Financial Corporation
          440 Lincoln Street
          Worcester, MA 01653
          Attention: General Counsel
          Facsimile No.: (508) 926-1926
          in each case with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, NY 10017
          Attention: Leonard Kreynin
          Facsimile No.: (212) 450-3800

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed effective only upon (i) mailing of such notice, request or other communication and the actual receipt thereof by the relevant party, or (ii) a facsimile transmission of such notice, request or other communication and the acknowledgment by the relevant party of receipt thereof.

     Section 4.04. EXPENSES. Except as otherwise specifically set forth in the Transaction Agreements, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 4.05. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Transfer Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Buyer or, in the case of a waiver, by each party against whom the waiver is to be effective and by the Buyer.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 4.06. SUCCESSORS AND ASSIGNS. Subject to the proviso in Section 4.07, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     Section 4.07. THIRD-PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any benefit, right or remedies under or by reason of this Agreement; PROVIDED that the Buyer shall be deemed to be an intended third-party beneficiary of all rights and obligations under this Agreement solely from and after the Closing.

     Section 4.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules thereof.

     Section 4.09. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the District of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.03 shall be deemed effective service of process on such party.

     Section 4.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 4.11. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 4.12. ENTIRE AGREEMENT. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

     Section 4.13. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 4.14. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith and use their reasonable best efforts to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        THE HANOVER INSURANCE GROUP, INC.


                                        By: /s/ Edward J. Parry, III
                                            ------------------------------------
                                            Name: Edward J. Parry, III
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                        ALLMERICA FINANCIAL LIFE INSURANCE AND
                                        ANNUITY COMPANY


                                        By: /s/ Edward J. Parry, III
                                            ------------------------------------
                                            Name: Edward J. Parry, III
                                            Title: Chief Financial Officer


                                        FIRST ALLMERICA FINANCIAL LIFE INSURANCE
                                        COMPANY


                                        By: /s/ Edward J. Parry, III
                                            ------------------------------------
                                            Name: Edward J. Parry, III
                                            Title: Chief Financial Officer